SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              YELLOWAVE CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Nevada                                   11-1771806
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

    11777 San Vicente Boulevard, Suite 505
    Los Angeles, California                                    90049
    -----------------------------------------           ----------------
    (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the If this form relates to the registration of a class of registration of a class of securities pursuant to Section 12(b) securities pursuant to Section 12(g) of the Exchange Act and is effective of the Exchange Act and is effective upon filing pursuant to General upon filing pursuant to General Instruction A.(c), please check the Instruction A.(d), please check the following box. /x/

Securities  Act  registration  statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
     -------------------                      ------------------------------

        Common Stock                           The American Stock Exchange


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----

         ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          Holders of shares of common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and upon liquidation are entitled to share ratably in any distribution to stockholders. All holders of common stock are entitled to one vote per share on any matter coming before the stockholders for a vote including the election of Directors. Stockholders are not entitled to cumulative voting in elections for Directors. Holders of shares of common stock do not have pre-emptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into shares.


         ITEM 2.           EXHIBITS

          None.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Date:  July 28, 2000
                                              YELLOWAVE CORPORATION




                                           By: /s/ Laura Ballegeer
                                               -----------------------------
                                               Name:  Laura Ballegeer
                                               Title: Chief Operating Officer